                                                                   Exhibit 10.73

Execution Copy
================================================================================

                             TeleTech Holdings, Inc.

         $60,000,000 7.00% Senior Notes, Series A, due October 31, 2008 $15,000,000 7.40% Senior Notes, Series B, due October 31, 2011

                                   ----------

                             Note Purchase Agreement

                                   ----------

                           Dated as of October 1, 2001

================================================================================

                                Table of Contents

                          (Not a part of the Agreement)

Section                                      Heading                                      Page

Section 1.              Authorization of Notes...............................................1

Section 2.              Sale and Purchase of Notes...........................................1

       Section 2.1.     Sale and Purchase of Notes...........................................1
       Section 2.2.     Guaranty of Notes....................................................2

Section 3.              Closing..............................................................2

Section 4.              Conditions to Closing................................................2

       Section 4.1.     Representations and Warranties.......................................2
       Section 4.2.     Performance; No Default..............................................2
       Section 4.3.     Compliance Certificates..............................................3
       Section 4.4.     Opinions of Counsel..................................................3
       Section 4.5.     Subsidiary Guaranty Agreement........................................3
       Section 4.6.     Purchase Permitted by Applicable Law, Etc............................3
       Section 4.7.     Related Transactions.................................................4
       Section 4.8.     Payment of Special Counsel Fees......................................4
       Section 4.9.     Private Placement Number.............................................4
       Section 4.10.    Funding Instructions.................................................4
       Section 4.11.    Changes in Corporate Structure.......................................4
       Section 4.12.    Proceedings and Documents............................................4

Section 5.              Representations and Warranties of the Company........................5

       Section 5.1.     Organization; Power and Authority....................................5
       Section 5.2.     Authorization, Etc...................................................5
       Section 5.3.     Disclosure...........................................................5
       Section 5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.....6
       Section 5.5.     Financial Statements.................................................6
       Section 5.6.     Compliance with Laws, Other Instruments, Etc.........................7
       Section 5.7.     Governmental Authorizations, Etc.....................................7
       Section 5.8.     Litigation; Observance of Agreements, Statutes and Orders............7
       Section 5.9.     Taxes................................................................7
       Section 5.10.    Title to Property; Leases............................................8
       Section 5.11.    Licenses, Permits, Etc...............................................8
       Section 5.12.    Compliance with ERISA................................................8
       Section 5.13.    Private Offering by the Company......................................9

       Section 5.14.    Use of Proceeds; Margin Regulations..................................9
       Section 5.15.    Existing Debt; Future Liens.........................................10
       Section 5.16.    Foreign Assets Control Regulations, Etc.............................10
       Section 5.17.    Status under Certain Statutes.......................................10
       Section 5.18.    Environmental Matters...............................................10
       Section 5.19.    Existing Investments................................................11
       Section 5.20.    Notes Rank Pari Passu...............................................11

Section 6.              Representations of the Purchasers...................................11

       Section 6.1.     Purchase for Investment.............................................11
       Section 6.2.     Source of Funds.....................................................12

Section 7.              Information as to Company...........................................13

       Section 7.1.     Financial and Business Information..................................13
       Section 7.2.     Officer's Certificate...............................................15
       Section 7.3.     Inspection..........................................................16

Section 8.              Prepayment of the Notes.............................................17

       Section 8.1.     Required Prepayments................................................17
       Section 8.2.     Optional Prepayments with Make-Whole Amount.........................18
       Section 8.3.     Allocation of Partial Prepayments...................................18
       Section 8.4.     Maturity; Surrender, Etc............................................18
       Section 8.5.     Purchase of Notes...................................................18
       Section 8.6.     Make-Whole Amount...................................................19

Section 9.              Affirmative Covenants...............................................20

       Section 9.1.     Compliance with Law.................................................20
       Section 9.2.     Insurance...........................................................20
       Section 9.3.     Maintenance of Properties...........................................21
       Section 9.4.     Payment of Taxes and Claims.........................................21
       Section 9.5.     Corporate Existence, Etc............................................21
       Section 9.6.     Subsidiary Guaranty Agreement.......................................21

Section 10.             Negative Covenants..................................................23

       Section 10.1.    Adjusted Consolidated Debt to Adjusted Consolidated EBITDA Ratio....23
       Section 10.2.    Limitation on Priority Debt.........................................23
       Section 10.3.    Fixed Charges Coverage Ratio........................................23
       Section 10.4.    Consolidated Adjusted Net Worth.....................................23
       Section 10.5.    Limitation on Liens.................................................23
       Section 10.6.    Merger, Consolidation, Etc..........................................26
       Section 10.7.    Sale of Assets, Etc.................................................27
       Section 10.8.    Disposal of Ownership of a Restricted Subsidiary....................27
       Section 10.9.    Nature of Business..................................................28

       Section 10.10.   Transactions with Affiliates........................................28
       Section 10.11.   Redesignation of Restricted and Unrestricted Subsidiaries...........28

Section 11.             Events of Default...................................................29

Section 12.             Remedies On Default, Etc............................................31

       Section 12.1.    Acceleration........................................................31
       Section 12.2.    Other Remedies......................................................32
       Section 12.3.    Rescission..........................................................32
       Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc...................33

Section 13.             Registration; Exchange; Substitution of Notes.......................33

       Section 13.1.    Registration of Notes...............................................33
       Section 13.2.    Transfer and Exchange of Notes......................................33
       Section 13.3.    Replacement of Notes................................................34

Section 14.             Payments On Notes...................................................34

       Section 14.1.    Place of Payment....................................................34
       Section 14.2.    Home Office Payment.................................................34

Section 15.             Expenses, Etc.......................................................35

       Section 15.1.    Transaction Expenses................................................35
       Section 15.2.    Survival............................................................35

Section 16.             Survival of Representations and Warranties; Entire Agreement........35

Section 17.             Amendment and Waiver................................................36

       Section 17.1.    Requirements........................................................36
       Section 17.2.    Solicitation of Holders of Notes....................................36
       Section 17.3.    Binding Effect, Etc.................................................36
       Section 17.4.    Notes Held by Company, Etc..........................................37

Section 18.             Notices.............................................................37

Section 19.             Reproduction of Documents...........................................37

Section 20.             Confidential Information............................................38

Section 21.             Substitution of Purchaser...........................................39

Section 22.             Miscellaneous.......................................................39

       Section 22.1.    Successors and Assigns..............................................39
       Section 22.2.    Payments Due on Non-Business Days...................................39
       Section 22.3.    Severability........................................................39
       Section 22.4.    Construction........................................................40
       Section 22.5.    Counterparts........................................................40
       Section 22.6.    Governing Law.......................................................40

Signature...................................................................................42

Attachments to the Note Purchase Agreement:

Schedule A       --   Information Relating to Purchasers

Schedule B       --   Defined Terms

Schedule 4.11    --   Changes in Corporate Structure

Schedule 5.3     --   Disclosure Materials

Schedule 5.4     --   Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5     --   Financial Statements

Schedule 5.8     --   Certain Litigation

Schedule 5.11    --   Patents, Etc.

Schedule 5.14    --   Use of Proceeds

Schedule 5.15    --   Existing Debt

Schedule 5.19    --   Existing Investments

Exhibit 1(a)     --   Form of 7.00% Senior Note, Series A, Due October 31, 2008

Exhibit 1(b)     --   Form of 7.40% Senior Note, Series B, Due October 31, 2011

Exhibit 4.4(a)   --   Form of Opinion of Independent Counsel for the Company and the
                      Subsidiary Guarantors

Exhibit 4.4(b)   --   Form of Opinion of Special Counsel for the Purchasers

Exhibit SGA      --   Form of Subsidiary Guaranty Agreement

                             TeleTech Holdings, Inc.
                            9197 South Peoria Street
                            Englewood, Colorado 80112

               7.00% Senior Notes, Series A, due October 31, 2008
               7.40% Senior Notes, Series B, due October 31, 2011

                                                     Dated as of October 1, 2001

To the Purchasers Listed in
The Attached Schedule A:

Ladies and Gentlemen:

     TeleTech Holdings, Inc., a Delaware corporation (the "Company"), agrees with the Purchasers (the "Purchasers") listed in the attached Schedule A as follows:

Section 1. Authorization of Notes.

     The Company will authorize the issue and sale of (a) $60,000,000 aggregate principal amount of its 7.00% Senior Notes, Series A, due October 31, 2008 (the "Series A Notes") and (b) $15,000,000 aggregate principal amount of its 7.40% Senior Notes, Series B, due October 31, 2011 (the "Series B Notes"; said Series B Notes together with the Series A Notes are hereinafter collectively referred to as the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibits 1(a) and 1(b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2. Sale and Purchase of Notes; Guaranty.

     Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. Each Purchaser's obligations hereunder are several and not joint, and no Purchaser shall have any obligation or any liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

     Section 2.2. Guaranty of Notes. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement are fully and unconditionally guaranteed by the Subsidiary Guarantors pursuant to that certain Subsidiary Guaranty Agreement dated as of October 1, 2001 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Subsidiary Guaranty Agreement") from the Subsidiary Guarantors in favor of the Purchasers and each other from time to time holder of the Notes, substantially in the form attached hereto as Exhibit SGA.

Section 3. Closing.

     The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m., Chicago time, at a closing (the "Closing") on October 30, 2001 or on such other Business Day thereafter on or prior to October 31, 2001 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser Notes of the series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $250,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

     Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     (b) The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

     Section 4.3. Compliance Certificates.

     (a) Officer's Certificate. (1) The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.11 have been fulfilled.

          (2) Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b) have been fulfilled.

     (b) Secretary's Certificate. (1) The Company shall have delivered to such Purchaser a certificate of its corporate secretary certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

          (2) Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its corporate secretary certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement.

     Section 4.4. Opinions of Counsel. Each Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Hogan & Hartson L.L.P., independent counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's special counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Schiff Hardin & Waite, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

     Section 4.5. Subsidiary Guaranty Agreement. The Subsidiary Guaranty Agreement shall have been duly authorized, executed and delivered by the Subsidiary Guarantors and shall be in full force and effect.

     Section 4.6. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, each Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

     Section 4.7. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of the Closing pursuant to this Agreement.

     Section 4.8. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of such Purchaser's special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

     Section 4.9. Private Placement Numbers. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

     Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions executed by an authorized financial officer of the Company directing the manner of the payment of funds and setting forth (1) the name of the transferee bank,
(2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     Section 4.11. Changes in Corporate Structure. Except as specified in
Schedule 4.11, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

Section 5. Representations and Warranties of the Company.

     The Company represents and warrants to each Purchaser that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Private Placement Memorandum, dated September 2001 (the "Memorandum"), relating to the transactions contemplated hereby fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in
Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3 or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2000, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company (other than matters of a general economic nature) that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

     (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and if such Subsidiary is, on the date of Closing, a Restricted Subsidiary, (2) of the Company's Affiliates, other than Subsidiaries, known to the Company and (3) of the Company's directors and officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except for Liens permitted by Section 10.5 or as otherwise disclosed in Schedule 5.4).

     (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes or other statutes governing the organization of legal entities) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

   Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.

     (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended 1996.

     Section 5.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually, or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11.

     (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are Material, without known material conflict with the rights of others;

     (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, domain name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Restricted Subsidiaries.

     Section 5.12. Compliance with ERISA.

     (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its ERISA Affiliates is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 16 other Institutional Investors of the types described in clause (c) of the definition thereof, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Debt; Future Liens.

     (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of September 30, 2001, other than any capital lease for equipment or other property entered into in the ordinary course of business and not exceeding $250,000 in principal or lease balance, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.5.

     Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Anti-Terrorism Order, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted alleging any claim against (a) the Company or any of its Restricted Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or other assets or (b) against the Company or any of its Restricted Subsidiaries with respect to any of their respective real properties formerly owned, leased or operated by any of them or other assets, in either case alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing:

          (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts that give rise to any claim, public or private, arising from the violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.19. Existing Investments. Schedule 5.19 sets forth a complete list of all outstanding Investments of the Company and its Restricted Subsidiaries as of September 30, 2001, since which date there has been no Material change in the aggregate amount of such Investments.

     Section 5.20. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company, including, without limitation, all Senior Debt of the Company described in
Schedule 5.15.

Section 6. Representations of the purchasers.

     Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (b) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990) or (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7. Information as to Company.

   Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (1) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (2) unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (2) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) Unrestricted Subsidiaries -- at such time as either (1) the aggregate amount of the total assets of all Unrestricted Subsidiaries exceeds 10% of the consolidated total assets of the Company and its Subsidiaries determined in accordance with GAAP or (2) one or more Unrestricted Subsidiaries account for more than 10% of the consolidated revenues of the Company and its Subsidiaries determined in accordance with GAAP, within the respective periods provided in paragraphs (a) and (b) above, then each set of financial statements delivered pursuant to paragraphs (a) and (b) above shall be accompanied by unaudited financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering the Unrestricted Subsidiaries on a consolidated basis together with unaudited consolidating statements reflecting eliminations or adjustments required in order to reconcile such financial statements to the corresponding consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above;

          (d) SEC and Other Reports -- promptly upon their becoming available, one copy of each filing or registration with, or report to or from, the Securities and Exchange Commission containing information of a financial nature, of the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (e) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(h), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (f) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (1) with respect to any Plan, any reportable event, as defined in
          Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

               (2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes that is not a Competitor.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 7.1(c) and Section 10.1 through
     Section 10.8, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

   Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor but not a Competitor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, but no more frequently than four times in any calendar year, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, in each case, on Business Days and between the hours of 9:00 a.m. and 5:00 p.m. (local time); and

          (b)Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

     Notwithstanding the foregoing, in no event shall any holder of the Notes be permitted to examine (1) any information contained in databases of the Company's or any Restricted Subsidiary's customers maintained on the property of the Company or such Restricted Subsidiary which information constitutes the property of such customer, or (2) any books of account, records, reports or other papers of the Company or any Restricted Subsidiary if, in the reasonable opinion of counsel to the Company or such Restricted Subsidiary, the disclosure of such information would cause the Company or such Restricted Subsidiary to be in violation of applicable law taking into account the obligations of such holder pursuant to Section 20 or (3) any written contract between the Company or any Restricted Subsidiary and a customer if, in the reasonable opinion of counsel to the Company or such Restricted Subsidiary, such contract expressly prohibits the Company or such Restricted Subsidiary from disclosing the terms of such contract taking into account the obligations of such holder pursuant to Section 20; provided, however, that, upon the reasonable request of any holder of the Notes, the Company or such Restricted Subsidiary shall provide such holder with a summary of the general nature of such contract to the extent not prohibited by the express terms of such contract.

Section 8. Prepayment of the Notes.

     Section 8.1. Required Prepayments.

     (a) On October 31, 2004 and on each October 31 thereafter to and including October 31, 2007 the Company will prepay $12,000,000 of the aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes then outstanding at par and without payment of the Make-Whole Amount or any premium, together with interest accrued thereon.

     (b) On October 31, 2005 and on each October 31 thereafter to and including October 31, 2010 the Company will prepay $2,142,857 of the aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes then outstanding at par and without payment of the Make-Whole Amount or any premium, together with interest accrued thereon.

     (c) On the maturity date of each series of Notes, the Company will pay the then outstanding principal amount of such series of Notes, together with interest accrued thereon.

     (d) In the case of each required prepayment of the Notes pursuant to paragraph (a) or (b) of this Section 8.1, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of the series of Notes to be prepaid at the time outstanding in proportion, as nearly as practical, to the respective unpaid principal amounts thereof.

     (e) Any partial prepayment of the Notes pursuant to Section 8.2 shall be applied in accordance with Section 8.3 to reduce the principal amount of each required prepayment of the Notes of each series becoming due under this Section 8.1 on and after the date of such prepayment in the same proportion as the aggregate unpaid principal amount of the Notes of such series is reduced as a result of such prepayment.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (ii) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9. Affirmative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, the Anti-Terrorism Order and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that the Company and its

Restricted Subsidiaries may self-insure against liabilities in respect of medical and workers' compensation coverage.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6, 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or another Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. Subsidiary Guaranty Agreement.

     (a) Additional Subsidiary Guarantors. If, at any time, any existing or newly acquired or formed Subsidiary becomes obligated as a co-obligor or guarantor under the Bank Credit Agreement, the Company shall, at its sole cost and expense, cause such Subsidiary to concurrently become a guarantor in respect of this Agreement and the Notes and, within 10 Business Days thereafter, deliver to each holder of Notes the following items:

          (1) an executed Supplement to the Subsidiary Guaranty Agreement in the form of Exhibit A thereto (a "Guaranty Supplement");

          (2) such documents and evidence with respect to such Subsidiary as any holder of Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Guaranty Supplement;

          (3) an opinion of counsel to such Subsidiary satisfactory to the Required Holders to the effect that such Guaranty Supplement has been duly authorized, executed and delivered and the Subsidiary Guaranty Agreement, as supplemented by such Guaranty Supplement, constitutes the legal, valid and binding contract and agreement of such Subsidiary, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; provided, however, that such opinion of counsel will not be required with respect to such Subsidiary if no corresponding legal opinion is delivered to the financial institutions party to the Bank Credit Agreement; and

          (4) a certificate from a Responsible Officer of the Company, dated the date of the Guaranty Supplement, certifying that, except as otherwise provided in such certificate, each of the representations and warranties of the Company set forth in Section 5 are correct as of the date of the Guaranty Supplement.

     (b) Intercreditor Agreement. Concurrently with or prior to any existing or newly acquired or formed Subsidiary becoming obligated as a co-borrower under the Bank Credit Agreement, in addition to satisfying the requirements of Section 9.6(a), the Company shall, at its sole cost and expense, cause an intercreditor agreement in scope, form and substance (including, without limitation, as to the sharing of recoveries and setoffs) reasonably satisfactory to the holders of Notes (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Intercreditor Agreement") to be entered into by the Company, the Subsidiary Guarantors, the banks party to the Bank Credit Agreement and the holders of Notes. The Company shall cause an executed copy of such Intercreditor Agreement to be delivered to each holder of Notes within 10 Business Days of the execution thereof.

     (c) Release of Subsidiary Guarantors. If at any time, pursuant to the terms and conditions of the Bank Credit Agreement, any Subsidiary Guarantor is released from its liability under the Bank Guaranty and (1) such Subsidiary Guarantor is not a co-borrower under the Bank Credit Agreement, (2) such release is not part of a plan of financing that contemplates such Subsidiary Guarantor guaranteeing any other Debt of the Company and (3) the Company shall have delivered to each holder of Notes an

Officer's Certificate (the "Subsidiary Guarantor Release Certificate") certifying that (i) the conditions specified in clauses (1) and (2) above have been satisfied and (ii) immediately preceding the release of such Subsidiary Guarantor from the Subsidiary Guaranty Agreement and after giving effect thereto, no Default or Event of Default shall have existed or would exist, then, upon receipt by the holders of Notes of the Subsidiary Guarantor Release Certificate, such Subsidiary Guarantor shall be discharged from its obligations under the Subsidiary Guaranty Agreement and such Subsidiary shall cease to be considered a "Subsidiary Guarantor" for all purposes under this Agreement.

Section 10. Negative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Adjusted Consolidated Debt to Adjusted Consolidated EBITDA Ratio. The Company will not at any time permit the Adjusted Consolidated Debt to Adjusted Consolidated EBITDA Ratio to exceed 3.0 to 1.0.

     Section 10.2. Limitation on Priority Debt. The Company will not at any time permit Priority Debt to exceed:

--------------------------------------------------------------------------------

              PERIOD                                   AMOUNT
--------------------------------------------------------------------------------
From the date of the Closing to and       15% of Consolidated Adjusted Net Worth
including December 31, 2001
--------------------------------------------------------------------------------

After December 31, 2001                    0% of Consolidated Adjusted Net Worth
--------------------------------------------------------------------------------

     Section 10.3. Fixed Charges Coverage Ratio. The Company will not at any time permit the Fixed Charges Coverage Ratio to be less than 2.50 to 1.00.

     Section 10.4. Consolidated Adjusted Net Worth. The Company will not at any time permit Consolidated Adjusted Net Worth to be less than the sum of (a) $270,000,000, plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended September 30, 2001.

     Section 10.5. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens for taxes, assessments or governmental charges which are not yet due and payable or the payment of which is not at the time required by
     Section 9.4;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof (or such longer period of time, if any, before a judgment creditor in the applicable jurisdiction would first be permitted by applicable law to execute on such judgment) have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay (or such longer period of time, if any, before a judgment creditor in the applicable jurisdiction would first be permitted by applicable law to execute on such judgment);

          (e) Liens on property or assets of a Restricted Subsidiary securing Debt owing to the Company or to a Wholly-Owned Restricted Subsidiary;

          (f) Liens existing on the date of the Closing and securing the Debt of the Company and its Restricted Subsidiaries referred to in Schedule 5.15;

          (g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances on, or other minor survey exceptions affecting, the properties of the Company and its Restricted Subsidiaries, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or such Restricted Subsidiary, provided that such Liens do not, in the aggregate, materially detract from the value of such properties;

          (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that

               (1) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

               (2) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Company to whom the board of directors of the Company has delegated authority to enter into the related transaction) of such property (or improvement thereon) at the time of such acquisition or construction, and

               (3)any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

          (i) any Lien existing on property of a Person (other than an Unrestricted Subsidiary) immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property and (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (j) any Lien renewing, extending or replacing any Lien permitted by paragraphs (f), (h) or (i) of this Section 10.5, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or replacement is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and (3) immediately after such extension, renewal or replacement no Default or Event of Default would exist;

          (k) Liens securing amounts not in excess of $38,678,000 held in deposit accounts as cash collateral in accordance with Section 9.5 of the

     Participation Agreement, provided that all Priority Debt secured by such Liens shall be permitted by the limitations contained in Section 10.2; and

          (l) in addition to the Liens permitted by the preceding subparagraphs
     (a) through (k), inclusive, of this Section 10.5, Liens securing Debt of the Company or any Restricted Subsidiary, provided that all Debt secured by such Liens shall be permitted by the limitations contained in Sections 10.1 and 10.2.

     Any Person that becomes a Restricted Subsidiary after the date of the Closing shall, for all purposes of this Section 10.5, be deemed to have created or incurred, at the time it becomes a Restricted Subsidiary, all outstanding Liens of such Person immediately after it becomes a Restricted Subsidiary, and any Person extending, renewing or refinancing any Debt secured by any Lien shall, without duplication, be deemed to have incurred such Lien at the time of such extension, renewal or refinancing.

     Section 10.6. Merger, Consolidation, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or a Wholly-Owned Restricted Subsidiary and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.7), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) if the Company is not the Successor Corporation, (1) such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (2) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (3) each Subsidiary Guarantor shall have reaffirmed in writing its obligations under the Subsidiary Guaranty Agreement; and

          (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

     No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

     Section 10.7. Sale of Assets, Etc. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold for Fair Market Value and, at the time of such sale, lease or other disposition and after giving effect thereto, no Default or Event of Default shall exist, and an amount equal to the net proceeds received from such sale, lease or other disposition, shall be used within 270 days of such disposition:

          (a) to acquire productive assets used or useful in engaging in the business of the Company and its Restricted Subsidiaries and having a Fair Market Value at least equal to the Fair Market Value of such assets sold, leased or otherwise disposed of; or

          (b) to prepay or retire Senior Debt of the Company and/or its Restricted Subsidiaries, provided that if any Notes are prepaid pursuant to the terms of this Section 10.7, such Notes shall be prepaid in accordance with Section 8.2.

     As used in this Section 10.7, a sale, lease or other disposition of assets during any period of 365 consecutive days shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets (exclusive of any amounts concurrently applied as provided in the foregoing clauses (a) or (b)), when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than (1) pursuant to (i) transactions in the ordinary course of business, (ii) transfers from the Company to a Wholly-Owned Restricted Subsidiary or from a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary and (iii) Excluded Sale and Leaseback Transactions or (2) such other assets the proceeds of which were applied within 270 days of the related disposition as provided in the foregoing clauses (a) or (b)) during such period of 365 consecutive days, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition.

     Section 10.8. Disposal of Ownership of a Restricted Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of Restricted Subsidiary Stock, nor will the Company permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

          (a) the issue of directors' qualifying shares by any such Restricted Subsidiary;

          (b) any such sale or other disposition of Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary; and

          (c) any sale or other disposition of Restricted Subsidiary Stock, provided such sale or other disposition is permitted by the limitations contained in Section 10.7.

     Section 10.9. Nature of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of the Closing.

     Section 10.10. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 10.11. Redesignation of Restricted and Unrestricted Subsidiaries. The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary and may designate any Restricted Subsidiary to be an Unrestricted Subsidiary by giving written notice to each holder of Notes that the Board of Directors of the Company has made such designation, provided, however, that no Unrestricted Subsidiary may be designated a Restricted Subsidiary and no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless, at the time of such action and after giving effect thereto, no Default or Event of Default shall exist. Any Restricted Subsidiary which has been designated an Unrestricted Subsidiary and which has then been redesignated a Restricted Subsidiary, in each case in accordance with the provisions of the first sentence of this Section 10.11, shall not at any time thereafter be redesignated an Unrestricted Subsidiary without the prior written consent of the Required Holders. Any Unrestricted Subsidiary which has been designated a Restricted Subsidiary and which has then been redesignated an Unrestricted Subsidiary, in each case in accordance with the provisions of the first sentence of this
Section 10.11, shall not at any time thereafter be redesignated a Restricted Subsidiary without the prior written consent of the Required Holders.

Section 11. Events of Default.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 10.1 through Section 10.4, inclusive, or Section
     10.6 through Section 10.9, inclusive, or Section 10.11; or

          (d) the Company defaults in the performance of or compliance with any term contained in Section 10.5 or Section 10.10 and such default is not remedied within 10 Business Days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11);

          (e) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b), (c) and (d) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (e) of Section 11); or

          (f) the Subsidiary Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever (other than the indefeasible payment in full of all obligations under this Agreement, the Notes and the Subsidiary Guaranty Agreement) as a result of acts taken by the Company or a Subsidiary, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable against a Subsidiary Guarantor or such Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Subsidiary Guaranty Agreement; or

          (g) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, in the Subsidiary Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (h) (1) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (i) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000 or (ii) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; or

          (i) the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors,
     (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

          (j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (k) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 30 days after entry thereof (or such longer period of time, if any, before a judgment creditor in the applicable jurisdiction would first be permitted by applicable law to execute on such judgment), bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay (or such longer period of time, if any, before a judgment creditor in the applicable jurisdiction would first be permitted by applicable law to execute on such judgment); or

          (l) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12. Remedies On Default, Etc.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (i) or (j) of Section 11 (other than an Event of Default described in clause (1) of paragraph (i) or described in clause (6) of paragraph (i) by virtue of the fact that such clause encompasses clause (1) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17 and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or Exhibit 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note that is an Institutional Investor (other than of the type described in the clause (b) of the definition thereof) with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

Section 15. Expenses, Etc.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers or other holders of Notes in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty Agreement or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers).

     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement and the Subsidiary Guaranty Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any holder of Notes unless consented to by such holder in writing, (b) no amendment or waiver of any of the provisions of Section 9.6 will be effective unless consented to in writing by the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of the Notes then owned by the Company, any Subsidiary or any of its other Affiliates) and (c) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (3) amend any of the provisions of Sections 8, 11(a), 11(b), 12, 17 or 20.

     Section 17.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, any Subsidiary or any other Affiliate shall be deemed not to be outstanding.

Section 18. Notices.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (1) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

          (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each
     Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.

     This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of the Notes, may be reproduced by such holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

     For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was either (x) clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary or (y) received in connection with an inspection pursuant to Section 7.3, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) such Purchaser's directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (2) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any Federal or state regulatory authority having jurisdiction over such Purchaser, (7) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process,
(iii) in connection with any litigation to which such Purchaser is a party or
(iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21. Substitution of Purchaser.

     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction.

     (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     (b) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 22.7. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or any Note may be brought in the courts of the State of New York in the Borough of Manhattan, State of New York, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts, unconditionally, the jurisdiction of the aforesaid courts with respect to any such action or proceeding. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at the address specified from time to time pursuant to Section 18, such service to become effective upon receipt. Nothing herein shall affect the right of any holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this agreement brought in any of the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                                    * * * * *

     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

                                               Very truly yours,

                                               Teletech Holdings, Inc.


                                               By
                                                  -----------------------------
                                                  Its

The foregoing is hereby agreed
to as of the date first written above.

[Add Purchaser Signature Blocks]

                                  Defined Terms

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Adjusted Consolidated Debt" shall mean, as of any date of determination,
(a) the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, plus (b) five times the rental expense under operating leases (other than Synthetic Leases) of the Company and its Restricted Subsidiaries for the period consisting of the immediately preceding four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date.

     "Adjusted Consolidated Debt to Adjusted Consolidated EBITDA Ratio" shall mean, as of the date of any determination thereof, the ratio of (a) Adjusted Consolidated Debt as of the end of the then most recently completed fiscal quarter to (b) Adjusted Consolidated EBITDA for the period consisting of the immediately preceding four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date.

     "Adjusted Consolidated EBITDA" shall mean, without duplication and with respect to any period, the sum of (a) Consolidated EBITDA for such period and
(b) all rental expense of the Company and its Restricted Subsidiaries under operating leases (other than Synthetic Leases) for such period, in each case, determined as if (1) any Person that became a Restricted Subsidiary during such period was a Restricted Subsidiary on the first day of such period, (2) any Restricted Subsidiary that was disposed of or designated an Unrestricted Subsidiary pursuant to Section 10.11 during such period was disposed of or designated an Unrestricted Subsidiary on the first day of such period, (3) any Person all or substantially all of whose assets were acquired by the Company or a Restricted Subsidiary during such period were acquired on the first day of such period and (4) any Restricted Subsidiary all or substantially all of whose assets were disposed of during such period were disposed of on the first day of such period.

     "Anti-Terrorism Order" shall mean Executive Order No. 13,224 66 Fed. Reg. 49,079 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

     "Affiliate" shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person,

                                   Schedule B
                          (to Note Purchase Agreement)
whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Bank Credit Agreement" shall mean that certain Amended and Restated Revolving Credit Agreement dated as of March 24, 2000 among the Company, Bank of America, National Association, as Administrative Agent, the Co-Agents and other financial institutions party thereto, as such agreement may be amended, restated, refinanced, replaced or otherwise modified and any successor thereto.

     "Bank Guaranty" shall mean the Guaranty dated as of March 24, 2000 from certain subsidiaries of the Company in favor of the financial institutions party to the Bank Credit Agreement, as such agreement may be amended, restated or otherwise modified and any successor thereto.

     "Business Day" shall mean (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Denver, Colorado or New York, New York are required or authorized to be closed.

     "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Closing" is defined in Section 3.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" shall mean TeleTech Holdings, Inc., a Delaware corporation or any Successor Corporation.

     "Competitor" shall mean any Person, directly or indirectly through one or more of its Subsidiaries, providing customer care and support services, on an outsourcing basis or under a facilities management agreement, which services include, without limitation, technical help desk support, pre- and post- sale education and support, sales and order taking, order provisioning and/or tracking, activating product or service upgrades, responding to customer requests for information and Customer-Relationship Management (CRM) or e-CRM services delivered telephonically or over the internet;

provided, however, that "Competitor" shall not include any Institutional Investor the predominant portion of whose business involves banking, insurance, investment banking, broker dealer, investment or similar activities (including, without limitation, any entity involved in the investment activities of or contributions to pension, retirement, medical or similar plans or interests) if such Person is a Holder by virtue of its normal sales, trading or investment activities.

     "Confidential Information" is defined in Section 20.

     "Consolidated Adjusted Net Worth" shall mean, as of any date of determination, Consolidated Net Worth, less the aggregate amount of all Restricted Investments in excess of 10% of such Consolidated Net Worth.

     "Consolidated EBITDA" shall mean, with respect to any period, (a) Consolidated Net Income for such period plus (b) all amounts deducted in the computation of such Consolidated Net Income on account of (1) Interest Charges during such period, (2) taxes imposed on or measured by income or excess profits of the Company and its Restricted Subsidiaries during such period and (3) all provisions for depreciation and amortization made by the Company and its Restricted Subsidiaries during such period.

     For purposes of determining "Consolidated EBITDA," there shall be added back to Consolidated Net Income (a) for the fiscal quarter ended March 31, 2001, non-cash charges in the amount of $7,700,000 arising from the closure of a customer interaction center in Thornton, Colorado and (b) for the fiscal quarter ended June 30, 2001, non-cash charges in the amount of $16,500,000 and $7,000,000 arising from the Company's write-down of its investment in EHI and the property at 9201 Dry Creek Road, Englewood, Colorado, respectively.

     "Consolidated Income Available for Fixed Charges" shall mean, with respect to any period, the sum of (a) Consolidated EBITDA for such period and (b) rental expense under operating leases (other than Synthetic Leases) for such period.

     "Consolidated Net Income" shall mean, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, but excluding, in any event, any extraordinary gains or losses determined in accordance with GAAP.

     "Consolidated Net Worth" shall mean, as of any date of determination,

          (a) the sum of (1) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries plus

     (2) the amount of the paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

          (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

     "Consolidated Total Assets" shall mean, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

     "Debt" shall mean, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) accrued liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all accrued liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capital Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) the lease balance outstanding under the Company's headquarters Synthetic Lease and the principal or lease balance under all other Synthetic Leases; and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

     Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" shall mean, with respect to a series of Notes, that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (b) 2% over the rate of interest publicly announced by Bank of America in New York, New York as its "reference rate."

     "Environmental Laws" shall mean any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Sale and Leaseback Transactions" shall mean any sale or other disposition of property acquired or constructed by the Company or any Restricted Subsidiary after the date of the Closing to any Person within 180 days following the acquisition or construction of such property by the Company or any Restricted Subsidiary; provided that the Company or a Restricted Subsidiary shall concurrently with such sale or other disposition, lease such property, as lessee.

     "Fair Market Value" shall mean, as of any date of determination thereof and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Fixed Charges" shall mean, with respect to any period, the sum of (a) Interest Charges for such period and (b) rental expense under operating leases (other than Synthetic Leases) for such period.

     "Fixed Charges Coverage Ratio" shall mean, as of any date of determination thereof, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Fixed Charges for such period.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" shall mean

          (a) the government of

               (1) the United States of America or any State or other political subdivision thereof, or

               (2) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Debt or obligation or any property constituting security therefor;

          (b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

          (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Guaranty Supplement" is defined in Section 9.6(a)(1).

     "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that pose a hazard to human health or safety, the removal of which may be required by, or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any Environmental Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

     "Institutional Investor" shall mean (a) any original purchaser of a Note,
(b) any holder of a Note holding more than $2,000,000 in aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" is defined in Section 9.6(b).

     "Interest Charges" shall mean, with respect to any period, the sum, without duplication, of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations and the interest component in respect of rentals under Synthetic Leases) deducted in determining Consolidated Net Income for such period and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     "Investment" shall mean any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, Debt or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise or (b) in any property.

     "Joint Venture" shall mean a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or through a separate legal entity) now or hereafter formed by the Company or any of its Restricted Subsidiaries with another Person in order to conduct a common venture or enterprise in the ordinary course of business with such Person.

     "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.6.

     "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the ability of any Subsidiary Guarantor that is a Significant Subsidiary to perform its obligations under the Subsidiary Guaranty Agreement or (d) the validity or enforceability of this Agreement, the Subsidiary Guaranty Agreement or the Notes.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Notes" is defined in Section 1.

     "Officer's Certificate" shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Participation Agreement" shall mean that certain Participation Agreement dated as of December 27, 2000 among TeleTech Services Corporation, as lessee, the Company, as guarantor, State Street Bank and Trust Company of Connecticut, National Association, as certificate trustee, First Security Bank, National Association, as administrative agent, and the Financial Institutions named on
Schedule I thereto, as certificateholders, and the Financial Institutions named on Schedule II thereto, as lenders.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Swap Obligations" shall mean all obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view" and (b) such Swap Contracts do not contain any provision ("walk-away" provisions) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

     "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" shall mean an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Debt" shall mean, without duplication, the sum of (a) all Debt of the Company secured by any Lien with respect to any property owned by the Company other than Liens permitted by paragraphs (a) through (k) of Section 10.5, (b) all Debt of Restricted Subsidiaries other than (1) Debt owed to the Company or a Wholly-Owned Restricted Subsidiary, (2) Debt outstanding at the time such Person became a Subsidiary, provided, that (i) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and
(ii) immediately after such Subsidiary became a Subsidiary, no Default or Event of Default shall exist, and provided further, that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement,
(3) Debt outstanding on the date of the Closing related to the headquarters Synthetic Lease (including any refinancing of such Debt up to an amount equal to the amount of such Debt outstanding on the date of the Closing) and disclosed in
Schedule 5.15 and (4) Debt of Subsidiary Guarantors (i) evidenced by the Subsidiary Guaranty Agreement and the Bank Guaranty or (ii) incurred as a co-obligor under the Bank Credit Agreement, provided that, in the case of clause
(ii), an Intercreditor Agreement has been executed and delivered pursuant to
Section 9.6(b) and (c) the amount of any cash held in deposit accounts described in Section 10.5(k).

     "property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PTE" is defined in Section 6.2(a).

     "Purchasers" is defined in the preamble to this Agreement.

     "QPAM Exemption" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" shall mean, at any time, the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any of its other Affiliates).

     "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Investments" shall mean all Investments except the following:

          (a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (c) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

          (d) Investments in Joint Ventures not constituting Subsidiaries in an aggregate amount not to exceed, at any time, 15% of Consolidated Net Worth;

          (e) Investments existing on the date of the Closing and disclosed in
     Schedule 5.19;

          (f) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (g) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (h) Investments in commercial paper rated one of the two highest ratings classifications by at least one credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

          (i) Investments in Repurchase Agreements;

          (j) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated one of the two highest ratings classifications by at least one credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (k) Investments in money market instrument programs which are classified as current assets in accordance with GAAP, which money market instrument programs are administered by an "investment company" regulated under the Investment Company Act of 1940, as amended, and which money market instrument programs hold only Investments satisfying the criteria set forth in clauses (f), (g), (h) or (j) above; provided, that such Investments are classified as current assets in accordance with GAAP;

          (l) Investments of the Company or any Restricted Subsidiary consisting of capital stock or other equity interests held in the treasury account of the Company or such Restricted Subsidiary;

          (m) advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business of the Company or such Restricted Subsidiary in an aggregate amount not to exceed $3,000,000 at any one time outstanding;

          (n) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

          (o) Investments in common stock of enhansiv holdings, inc. ("EHI") received by the Company upon conversion of 100 shares of Series A Preferred Stock of EHI owned by the Company on the date of the Closing;

          (p) loans by the Company to EHI in an aggregate amount not to exceed $7,000,000 at any one time outstanding;

          (q) the Company's option to repurchase approximately 95% of the common stock of EHI sold to a group of investors in 2000; and

          (r) Investments in direct obligations of, or unconditionally guaranteed by, the government of Australia, Canada, Japan, New Zealand or any country in the European Union (other than Greece) which obligations are rated in one of the two highest ratings classifications by at least one credit rating agency of recognized international standing.

     As of any date of determination, each Restricted Investment shall be valued at the greater of:

          (1) the amount at which such Restricted Investment is shown on the books of the Company or any of its Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

          (2) either

               (i) in the case of any Guaranty of the obligation of any Person, the amount which the Company or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

               (ii) in the case of any other Restricted Investment, the excess of (A) the greater of (I) the amount originally entered on the books of the Company or any of its Restricted Subsidiaries with respect thereto and (II) the cost thereof to the Company or its Restricted Subsidiary over (B) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

     As used in this definition of "Restricted Investments":

               "Acceptable Bank" shall mean (a) Bank of America or (b) any other bank or trust company (1) which is organized under the laws of the United States of America or any State thereof, (2) which has capital, surplus and undivided profits aggregating at least $500,000,000 and
          (3) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given one of the two highest ratings by at least one credit rating agency of recognized national standing.

               "Acceptable Broker-Dealer" shall mean any Person other than a natural person (a) which is registered as a broker or dealer pursuant to the Exchange Act and (b) whose long-term unsecured debt obligations shall have been given one of two highest ratings by at least one credit rating agency of recognized national standing.

               "Repurchase Agreement" shall mean any written agreement

               (a) that provides for (1) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (2) a simultaneous agreement by the Company or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

               (b) in respect of which the Company or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

               (c) in connection with which the Company or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

               "United States Governmental Security" shall mean any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

     "Restricted Subsidiary" shall mean (a) any Subsidiary Guarantor and (b) any other Subsidiary (1) of which at least a majority of the voting securities are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries and
(2) that the Company has designated as a Restricted Subsidiary on the date of Closing or in accordance with the provisions of Section 10.11.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Senior Debt" shall mean any Debt that is not in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes.

     "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Series A Notes" is defined in Section 1.

     "Series B Notes" is defined in Section 1.

     "Significant Subsidiary" shall mean any Restricted Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission) as in effect on the date of the Closing.

     "Source" is defined in Section 6.2.

     "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or Joint Venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or Joint Venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantor Release Certificate" is defined in Section 9.6(c).

     "Subsidiary Guarantors" shall mean, as of the date of the Closing, all of the Subsidiaries of the Company party to the Subsidiary Guaranty Agreement, such Subsidiaries being: TeleTech Services Corporation, a Colorado corporation, TeleTech Customer Care Management (West Virginia), Inc., a West Virginia corporation, TeleTech Customer Care Management (Colorado), Inc., a Colorado corporation, TeleTech Customer Care Management (New York), Inc., a New York corporation, TeleTech Facilities Management (Parcel Customer Support), Inc., a Delaware corporation, TeleTech Facilities Management (Postal Customer Support), Inc., a Delaware corporation, T-TEC LABS, INC., a Delaware corporation, TeleTech Customer Care Management (Telecommunications), Inc., a Delaware corporation, TeleTech Health Services Management, Inc., a Delaware corporation, Digital Creators, Inc., a Colorado corporation, TeleTech Customer Care Management, Inc., a Delaware corporation, TeleTech Customer Care Management (South America), Inc., a Delaware corporation, TeleTech Customer Care Management (General), Inc., a Delaware corporation, TeleTech Customer Care Management (GS), Inc., a Delaware corporation, TeleTech Customer Care Solutions (Japan), Inc., a Delaware corporation, TeleTech South America Holdings, Inc., a Delaware corporation, Pamet River, Inc., a Delaware corporation, Newgen Results Corp., a Delaware corporation, TeleTech International Holdings, Inc., a Delaware corporation, TeleTech Financial Services Management, LLC, a Delaware limited liability company, TeleTech Customer Care Management (California), Inc., a California corporation, TeleTech Customer Care Management (Texas), Inc., a Texas corporation, TTEC Nevada, Inc., a Nevada corporation, TeleTech Customer Services, Inc., a Nevada corporation, TeleTech Customer Care Management (Pennsylvania), LLC, a Pennsylvania limited liability company, Carabunga.com, Inc., a Delaware corporation, Newgen Management Services, Inc., a Delaware corporation, Newgen Dealer Pricing Center, Inc., a California corporation, and EDM International, Inc., a Nevada corporation, and each other Subsidiary of the Company that executes and delivers a Guaranty Supplement pursuant to Section 9.6(a); provided, however, that Subsidiary Guarantors shall not include any Subsidiary of the Company for which a Subsidiary Guarantor Release Certificate has been executed and delivered pursuant to Section 9.6(c) unless after the delivery of such Subsidiary Guarantor Release Certificate such Subsidiary shall have executed a Guaranty Supplement.

     "Subsidiary Guaranty Agreement" is defined in Section 2.2.

     "Successor Corporation" is defined in Section 10.6(a).

     "Swap Contract" shall mean any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     "Synthetic Lease" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

     "Unrestricted Subsidiary" shall mean any Subsidiary that is not designated as a Restricted Subsidiary by the Company.

     "Wholly-Owned Restricted Subsidiary" shall mean, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                              Form of Series a Note

                             Teletech Holdings, Inc.

                7.00% Senior Note, Series A, Due October 31, 2008

No. RA-
       ---------                                                       , 20
$                                                            ----------    ----
 ---------------                                                PPN 879939 A*7

     FOR VALUE RECEIVED, the undersigned, TELETECH HOLDINGS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State
of Delaware, hereby promises to pay to             , or registered assigns, the
                                      -------------
principal sum of            DOLLARS on October 31, 2008, with interest (computed
                -----------
on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.00% per annum from the date hereof, payable semiannually, on the last day of April and October in each year, commencing on April 30, 2002, until the principal hereof shall have become due and payable and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (1) 9.00% or (2) 2% over the rate of interest publicly announced by Bank of America from time to time in New York, New York as its "reference rate."

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of the Senior Notes, Series A (the "Notes") issued pursuant to the Note Purchase Agreement, dated as of October 1, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose

                                  Exhibit 1(a)
                           (to Note Purchase Agreement)
name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price, including any applicable Make-Whole Amount, and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                 Teletech Holdings, Inc.


                                                 By
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                 Exhibit 1(a)-2
                           (to Note Purchase Agreement)

                              Form of Series B Note

                             TeleTech Holdings, Inc.

                7.40% Senior Note, Series B, due October 31, 2011

No. RB-                                                                 , 20
       ------                                                 ----------    ----
$                                                                PPN 879939 A@ 5
 ------------

     FOR VALUE RECEIVED, the undersigned, TELETECH HOLDINGS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State
of Delaware, hereby promises to pay to                 , or registered assigns,
                                       ----------------
the principal sum of                  DOLLARS on October 31, 2011, with interest
                     ----------------
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.40% per annum from the date hereof, payable semiannually, on the last day of April and October in each year, commencing on April 30, 2002, until the principal hereof shall have become due and payable and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (1) 9.40% or (2) 2% over the rate of interest publicly announced by Bank of America from time to time in New York, New York as its "reference rate."

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of the Senior Notes, Series B (the "Notes") issued pursuant to the Note Purchase Agreement, dated as of October 1, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

                                  Exhibit 1(b)
                          (to Note Purchase Agreement)

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price, including any applicable Make-Whole Amount, and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                TeleTech Holdings, Inc.


                                                By
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                 Exhibit 1(b)-2
                          (to Note Purchase Agreement)

                      Form of Subsidiary Guaranty Agreement

Execution Copy
================================================================================

                          Subsidiary Guaranty Agreement

                           Dated as of October 1, 2001

     Re: $60,000,000 7.00% Senior Notes, Series A, due October 31, 2008
         $15,000,000 7.40% Senior Notes, Series B, due October 31, 2011
                                       of
                             TeleTech Holdings, Inc.

                                   EXHIBIT SGA
                          (to Note Purchase Agreement)

================================================================================

                                Table of Contents

                          (Not a part of the Agreement)

Section                            Heading                                 Page
Section 1. Definitions .....................................................2

Section 2. Guaranty of Notes and Note Purchase Agreement....................2

Section 3. Guaranty of Payment and Performance..............................3

Section 4. General Provisions Relating to the Guaranty......................3

Section 5. Representations and Warranties of the Guarantors.................9

Section 6. Amendments, Waivers and Consents................................11

Section 7. Notices ........................................................11

Attachments to Subsidiary Guaranty Agreement:

Exhibit A    --        Subsidiary Guaranty Supplement

                          Subsidiary Guaranty Agreement

     Re: $60,000,000 7.00% Senior Notes, Series A, due October 31, 2008
         $15,000,000 7.40% Senior Notes, Series B, due October 31, 2011
                                       of
                             TeleTech Holdings, Inc.
                     --------------------------------------

     This Guaranty Agreement dated as of October 1, 2001 (the or this "Guaranty") is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a "Guaranty Supplement") (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").

                                    Recitals

     A. Each Guarantor is a subsidiary of TeleTech Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Company").

     B. In order to refinance existing indebtedness of the Company and its Subsidiaries and for general corporate purposes, the Company has entered into that certain Note Purchase Agreement dated as of October 1, 2001 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement") between the Company and each of the institutional investors named on Schedule A attached to said Note Purchase Agreement (the "Note Purchasers"), providing for, among other things, the issue and sale by the Company to the Note Purchasers of (a) $60,000,000 aggregate principal amount of its 7.00% Senior Notes, Series A, due October 31, 2008 (the "Series A Notes") and (b) $15,000,000 aggregate principal amount of its 7.40% Senior Notes, Series B, due October 31, 2011 (the "Series B Notes," and together with the Series A Notes, the "Notes"). The Note Purchasers together with their respective successors and assigns are collectively referred to herein as the "Holders."

     C. The Note Purchasers have required as a condition of their purchase of the Notes that the Company cause each of the undersigned to enter into this Guaranty and to cause each Subsidiary (as defined in the Note Purchase Agreement) which from time to time becomes obligated as a guarantor or co-borrower under the Bank Credit Agreement (as defined in the Note Purchase Agreement) to enter into a Guaranty Supplement, in each case as security for the Notes, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause each Subsidiary which from time to time becomes obligated as a guarantor or co-borrower under the Bank Credit Agreement to execute a Guaranty Supplement, in each case in order to induce the Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to enable the Company to refinance existing indebtedness of the Company and its Subsidiaries and to enable the Company and its Subsidiaries to have funds available for general corporate purposes.

     Now, Therefore, as required by Section 4.5 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1. Definitions.

     Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

Section 2. Guaranty of Notes and Note Purchase Agreement.

     (a) Subject to the release of such Guarantor from this Guaranty in accordance with the provisions of Section 9.6 of the Note Purchase Agreement, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith.

(b) To the extent that any Guarantor shall make a payment hereunder (a "Payment") which, taking into account all other Payments then previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment in the same proportion as such Guarantor's "Allocable Amount" (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) of all of the Guarantors in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment.

As of any date of determination, (1) the "Allocable Amount" of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Federal Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the "Aggregate Allocable Amount" shall be equal to the sum of each Guarantor's Allocable Amount.

This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

Section 3. Guaranty of Payment and Performance.

     Subject to the release provisions of Section 9.6 of the Note Purchase Agreement, this is an irrevocable, absolute and unconditional guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

     The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

Section 4. General Provisions Relating to the Guaranty.

     (a) Each Guarantor hereby consents and agrees that any Holder or Holders may from time to time, with or without any further notice to or assent from any other Guarantor, and without in any manner affecting the liability of any Guarantor under this

Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

          (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase Agreement or any other agreement or waive this Guaranty; or

          (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

          (3) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

     Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

     (b) Each Guarantor hereby waives, to the fullest extent permitted by law:

          (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

          (2) demand of payment by any Holder from the Company or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

          (3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

     The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

     (c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

          (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

          (2) any default, failure or delay, willful or otherwise, in the performance by the Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

          (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company, any Guarantor or any other Person or in respect of the property of the Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any Guarantor or any other Person; or

          (4) impossibility or illegality of performance on the part of the Company, any Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

          (5) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

          (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

          (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

          (8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

          (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

          (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

          (11) any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, any Guarantor or any other Person; or

          (12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

          (13) any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

          (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that, subject to the release provisions of
Section 9.6 of the Note Purchase Agreement, the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

     (d) All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

     (e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against the Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Company under the Note Purchase Agreement shall have been paid in cash in full and satisfied. If all or any part of the assets of the Company, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Company, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Company is dissolved or if substantially all of the assets of the Company are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities, or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Company to any Guarantor shall be paid or delivered directly to the Holders, until the Notes and the obligations of the Company under the Note Purchase Agreement shall have first been paid in cash in full and satisfied. If any amount shall be paid to any Guarantor in violation of the preceding sentences at any time prior to the indefeasible payment in cash in full of the Notes and all amounts payable by the Guarantors hereunder and satisfaction by the Company of its obligations under the Note Purchase Agreement and by the Guarantors of their obligations hereunder such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured.

     (f) Each Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

     (g) No Holder shall be under any obligation: (1) to marshall any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes and the Note Purchase Agreement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which each Guarantor hereby expressly waives.

Section 5. Representations and Warranties of the Guarantors

     Each Guarantor represents and warrants to each Holder that:

     (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of such Guarantor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a "Material Adverse Effect"). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

     (b) Each subsidiary of such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each subsidiary of such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (c) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, by-laws or other organizational documents, or any other agreement or instrument that is material to the business, operations, affairs, financial condition, assets or properties of such Guarantor and its Subsidiaries, taken as a whole, to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its subsidiaries.

     (e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

     (f) Such Guarantor, when taking into account the requirements of Section 2(b) of this Guaranty, is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor, when taking into account the requirements of Section 2(b) of this Guaranty, will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

Section 6. Amendments, Waivers and Consents.

     (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Guarantor, the Company, any of their respective Subsidiaries or Affiliates).

     (b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

     (c) No Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

     (d) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders of Notes affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

     (e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

Section 7. Notices.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

          (1) if to a Note Purchaser or its nominee, to such Note Purchaser or its nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Note Purchaser or its nominee shall have specified to the Company on behalf of the Guarantors in writing,

          (2) if to any other Holder, to such Holder at such address as such Holder shall have specified to the Company on behalf of he Guarantors in writing, or

          (3) if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of Chief Financial Officer, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received.

Section 8. Miscellaneous.

     (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

     (b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Note Purchaser, on Schedule A to the Note Purchase Agreement or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors or the Company on behalf of the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

     (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     (d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

     (e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

     (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     (g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     (h) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York in the Borough of Manhattan, State of New York, or of the United States for the Southern District of New York and, by execution and delivery of this Guaranty or a Guaranty Supplement, each Guarantor hereby irrevocably accepts, unconditionally, the jurisdiction of the aforesaid courts with respect to any such action or proceeding. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company on behalf of such Guarantor at its address set forth above, such service to become effective upon receipt. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction. Each Guarantor hereby irrevocably appoints the Company as such Guarantor's agent for the purpose of accepting service of process. Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this agreement brought in any of the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     In Witness Whereof, the undersigned has caused this Guaranty to be duly
executed by an authorized representative as of this        day of October, 2001.
                                                    ------

                                              [Guarantors]


                                              By
                                                 -------------------------------
                                                 Its

                         Subsidiary Guaranty Supplement

To the Holders (as defined in the hereinafter defined Guaranty Agreement)

Ladies and Gentlemen:

     Whereas, in order to refinance existing indebtedness of TeleTech Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and its Subsidiaries and for general corporate purposes, the Company issued (a) $60,000,000 aggregate principal amount of its 7.00% Senior Notes, Series A, due October 31, 2008 (the "Series A Notes") and (b) $15,000,000 aggregate principal amount of its 7.40% Senior Notes, Series B, due October 31, 2011 (the "Series B Notes," and together with the Series A Notes, the "Notes") pursuant to that certain Note Purchase Agreement dated as of October 1, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement") between the Company and each of the purchasers named on Schedule A attached to said Note Purchase Agreement (the "Note Purchasers"). Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

     Whereas, as a condition precedent to their purchase of the Notes, the Note Purchasers required that from time to time certain subsidiaries of the Company enter into that certain Subsidiary Guaranty Agreement dated as of October 1, 2001 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the "Guaranty Agreement").

     Pursuant to Section 9.6(a) of the Note Purchase Agreement, the Company has
agreed to cause the undersigned,             , a [corporation] organized under
                                 ------------
the laws of                (the "Additional Guarantor"), to join in the Guaranty
            --------------
Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty Agreement attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty Agreement.

     The undersigned is the duly elected              of the Additional
                                         ------------
Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned

                                   EXHIBIT SGA
                          (to Note Purchase Agreement)
of this Guaranty Supplement shall evidence such Additional Guarantor's consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution such Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

     Upon execution of this Guaranty Supplement, the Guaranty Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

     Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

     Dated:                  , 20     .
            -----------------     ----

                                               [Name of Additional Guarantor]*


                                               By
                                                 -------------------------------
                                                 Its

----------
* To the extent that any Additional Guarantor is not a United States entity, such Guaranty Supplement will include provisions reasonably satisfactory to the Required Holders relating to (a) a gross-up for withholding taxes and
     (b) conversion of payments made in currency other than United States dollars.

                                       16